UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2011

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 22, 2011, Flextronics International Ltd. (the “Company”) announced that its Board of Directors has authorized an additional share repurchase plan.  This is in addition to the program announced on July 21, 2011 for $200 million in share repurchases, under which approximately $182 million of the Company’s ordinary shares were repurchased as of December 22, 2011. In general, repurchases under the Company’s share repurchase plans are subject to an aggregate limit of 10% of the Company’s outstanding ordinary shares as of the Company’s Extraordinary General Meeting held in July 2011. This new authorization permits the repurchase of the remaining balance of ordinary shares outstanding not to exceed the 10% limitation. There are approximately 43 million ordinary shares available for repurchase under both authorized plans as of the date hereof.

The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit

99.1	Press release, dated December 22, 2011, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date:	December 22, 2011	By:	/s/ Christopher Collier
			Name:	Christopher Collier
			Title:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 22, 2011, issued by Flextronics International Ltd.